UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2012

BE AEROSPACE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida	33414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Arthur E. Wegner from the Board of Directors.  On February 29, 2012, Arthur E. Wegner, a member of the Board of Directors (the “Board”) of BE Aerospace, Inc. (the “Company”) since 2007, retired from the Board for health reasons.  The Company wishes to thank Mr. Wegner for his significant contributions and services as a member of the Board.

Appointments to the Board.  On February 29, 2012, Michael F. Senft and John T. Whates joined the Board as independent directors of the Company under the NASDAQ Stock Market rules.  Mr. Senft and Mr. Whates will both serve on the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Board.  Mr. Senft and Mr. Whates will be Class I Directors and are expected to be nominated for re-election by the stockholders at the Company's 2013 Annual Meeting of Stockholders.  In connection with their appointment to the Board, Messrs. Senft and Whates will receive compensation for their services as directors of the Company consistent with that provided to the other non-employee directors, as further described in the Company’s Proxy Statement for its most recent Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission.  Such description is incorporated herein by reference.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated March 1, 2012, issued by BE Aerospace, Inc. announcing appointment of two new directors and retirement of one director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE AEROSPACE, INC.

By:	/s/ Ryan M. Patch
	Name:	Ryan M. Patch
	Title:	Vice President - Law

Date:	March 1, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release, dated March 1, 2012, issued by BE Aerospace, Inc. announcing appointment of two new directors and retirement of one director.